Exhibit 99.1

STERIS Announces Financial Results for Fiscal 2021 Fourth Quarter and Full Year

•	Fourth quarter revenue increases 6% as reported; full year increases 3% as reported
•	Full year earnings per diluted share of $4.63 on a U.S. GAAP basis and $6.17 on an adjusted basis on effective tax rates of 23.3% and 20.7%, respectively
•	Company provides outlook for fiscal 2022 including Cantel Medical

DUBLIN, IRELAND - (May 18, 2021) - STERIS plc (NYSE: STE) (“STERIS” or the “Company”) today announced financial results for its fiscal 2021 fourth quarter ended March 31, 2021. Revenue as reported for the quarter increased 6% to $873.5 million compared with $823.0 million in the fourth quarter of fiscal 2020, with growth in all three segments. Constant currency organic revenue (see Non-GAAP Financial Measures) increased 0.3% for the fourth quarter of fiscal 2021 as compared to constant currency organic revenue results in the fourth quarter of fiscal 2020. For the full fiscal year, revenue as reported increased 3% to $3,107.5 million and constant currency organic revenue was up slightly from the prior year.

“We are pleased to finish fiscal 2021 with constant currency organic revenue up slightly from last year and double-digit adjusted net income growth, even with the impact of the COVID-19 pandemic. This performance speaks to the resilience of our business and the good work by our Associates," said Walt Rosebrough, President and Chief Executive Officer of STERIS. “Our outlook for fiscal 2022 reflects the additions of Key Surgical for the full year and ten months of Cantel Medical as-well-as another year of record organic revenue and earnings, as we expect healthcare procedure volumes to return to pre-pandemic levels.”

Fourth Quarter and Full Year Operating Results
As reported, net income for the fourth quarter was $87.4 million or $1.02 per diluted share, compared with $122.6 million or $1.43 per diluted share in the fourth quarter of fiscal 2020. Adjusted net income (see Non-GAAP Financial Measures) for the fourth quarter of fiscal 2021 was $140.3 million or $1.63 per diluted share, compared with the previous year’s fourth quarter of $139.8 million or $1.63 per diluted share. As reported, full year net income was $397.4 million, or $4.63 per diluted share, compared with $407.7 million, or $4.76 per diluted share in fiscal 2020. Adjusted net income for fiscal 2021 was $530.2 million, or $6.17 per diluted share, compared with adjusted net income of $482.7 million, or $5.64 per diluted share in fiscal 2020. The effective tax rate was primarily impacted by discrete item adjustments.

In the fourth quarter of fiscal 2021, STERIS eliminated the use of LIFO for inventory accounting, which impacted our quarterly profit measures for fiscal 2021. The impact of this accounting change for fiscal 2021 caused a $0.03 reduction in earnings per diluted share. This accounting change has been retrospectively applied to all periods presented in the attached tables.

Fourth Quarter Segment Results
Healthcare revenue as reported grew 3% in the quarter to $561.8 million compared with $546.6 million in the fourth quarter of fiscal 2020. This performance reflected a 25% increase in consumable revenue, driven by the addition of $32.1 million in revenue from Key Surgical, and a 4% reduction in both service and capital equipment revenue. Constant currency organic revenue declined 4% for the quarter. Healthcare operating income was $122.7 million compared with $120.9 million in last year’s fourth quarter. The increase in profitability was primarily due to the favorable impact from Key Surgical.

Fiscal 2021 fourth quarter revenue for Applied Sterilization Technologies increased 15% as reported to $187.5 million compared with $163.7 million in the same period last year. Constant currency organic revenue increased 10%, driven primarily by increased demand from medical device Customers in the quarter. Segment operating income was $88.2 million in the fourth quarter of fiscal 2021 compared with operating income of $72.0 million in the same period last year primarily due to the increased volume, lower expenses and favorable foreign currency impact.

Life Sciences fourth quarter revenue as reported grew 10% to $124.2 million compared with $112.7 million in the fourth quarter of fiscal 2020, driven by 43% growth in capital equipment revenue and 5% growth in service revenue which were partially offset by a 4% decline in consumable revenue. Constant currency organic revenue growth was 7% in the quarter. Operating income was $44.4 million in the fourth quarter of fiscal 2021 compared with $41.0 million in the prior year’s fourth quarter primarily driven by increased volume.

Cash Flow
Net cash provided by operations for fiscal 2021 was $689.6 million, compared with $590.6 million for fiscal 2020. Free cash flow (see Non-GAAP Financial Measures) for fiscal 2021 was $450.9 million compared with $380.2 million in the prior year period. The increase in free cash flow is primarily due to improvements in working capital somewhat offset by higher capital expenditures.

Fiscal 2022 Outlook
With Cantel Medical planned to close on June 2, STERIS is providing outlook including Cantel Medical for fiscal 2022. STERIS expects as reported revenue of approximately $4.5 billion. Constant currency organic revenue growth is expected to be in the range of 8-9% for fiscal 2022. Reflecting March 31, 2021 forward rates, currency movements are anticipated to be favorable to revenue by approximately $15 million for fiscal 2022. Adjusted earnings per diluted share are anticipated to be in the range of $7.40 - $7.65, which assumes an adjusted effective tax rate of 21-22% and a share count of approximately 99 million diluted shares.

Free cash flow for fiscal 2022 is expected to be approximately $380 million, reflecting approximately $200 million in integration and deal related costs primarily for the purchase of Cantel Medical. Capital spending is anticipated to be approximately $320 million for the combined company.

Dividend Announcement
STERIS’s Board of Directors has approved a quarterly interim dividend of $0.40 per share. The dividend is payable June 25, 2021 to shareholders of record at the close of business on May 28, 2021.

Conference Call
As previously announced, STERIS management will host a conference call tomorrow, May 19, 2021 at 11:00 a.m. ET. The conference call can be heard at www.steris-ir.com or via phone by dialing 1-833-535-2199 in the United States or 1-412-902-6776 internationally, then asking to join the conference call for STERIS plc.

For those unable to listen to the conference call live, a replay will be available beginning at 1:00 p.m. ET on May 19, 2021, either at www.steris-ir.com or via phone. To access the replay of the call, please use the access code 10154451 and dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally.

About STERIS
STERIS’s MISSION IS TO HELP OUR CUSTOMERS CREATE A HEALTHIER AND SAFER WORLD by providing innovative healthcare and life science products and services around the globe. For more information, visit www.steris.com.

Investor Contact:
Julie Winter, Vice President, Investor Relations and Corporate Communications
Julie_Winter@steris.com
+1 440 392 7245
Media Contact:
Stephen Norton, Senior Director, Corporate Communications
Stephen_Norton@steris.com
+1 440 392 7482
.

Non-GAAP Financial Measures
Adjusted net income, adjusted EBIT, free cash flow and constant currency organic revenue are non-GAAP measures that may be used from time to time and should not be considered replacements for GAAP results. Non-GAAP financial measures are presented in this release with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented. The Company believes that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures, provides a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure.

Adjusted net income excludes the amortization of intangible assets acquired in business combinations, acquisition related transaction costs, integration costs related to acquisitions, redomiciliation and tax restructuring costs, COVID-19 incremental costs, settlement of I.R.S. adjustments related to prior fiscal years, and certain other unusual or non-recurring items. COVID-19 incremental costs includes the additional costs attributable to COVID-19 such as enhanced cleaning protocols, personal protective equipment for our employees, event cancellation fees, and payroll costs associated with our response to COVID-19, net of any government subsidies available. STERIS believes this measure is useful because it excludes items that may not be indicative of or are unrelated to our core operating results and provides a baseline for analyzing trends in our underlying businesses.

The Company defines free cash flow as cash flows from operating activities less purchases of property, plant, equipment and intangibles, plus proceeds from the sale of property, plant, equipment, and intangibles. STERIS believes that free cash flow is a useful measure of the Company’s ability to fund future principal debt repayments and growth outside of core operations, pay cash dividends, and repurchase ordinary shares.

To measure the percentage organic revenue growth, the Company removes the impact of significant acquisitions and divestitures that affect the comparability and trends in revenue. To measure the percentage constant currency organic revenue growth, the impact of changes in currency exchange rates and acquisitions and divestitures that affect the comparability and trends in revenue are removed. The impact of changes in currency exchange rates is calculated by translating current year results at prior year average currency exchange rates.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales, gross profit, operating income, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This press release and the referenced conference call may contain forward-looking statements within the meaning of the federal securities laws about STERIS. Forward-looking statements speak only as to the date the statement is made and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “orders,” “backlog,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements are based on current expectations, estimates or forecasts about our businesses, the industries in which we operate and current beliefs and assumptions of management and are subject to uncertainty and changes in
.

circumstances. Investors should understand that these statements are not guarantees of performance or results. Many important factors could affect actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. No assurances can be provided as to any result or the timing of any outcome regarding matters described in STERIS’s or Cantel’s securities filings or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. Unless legally required, we do not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. These risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

•    the failure to obtain Cantel stockholder approval of the proposed transaction;
•    the possibility that the closing conditions to the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval and any conditions imposed on the combined entity in connection with consummation of the proposed transaction;
•    delay in closing the proposed transaction or the possibility of non-consummation of the proposed transaction;
•    the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected, including that the proposed transaction may not be accretive within the expected timeframe or to the extent anticipated;
•    the occurrence of any event that could give rise to termination of the merger agreement;
•    the risk that shareholder/stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transactions or result in significant costs of defense, indemnification and liability;
•    risks related to the disruption of the proposed transaction to STERIS, Cantel and our respective managements;
•    risks relating to the value of the STERIS shares to be issued in the transaction;
•    the effect of announcement of the proposed transaction on our ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties;
•    the impact of the COVID-19 pandemic on STERIS’s or Cantel’s operations, performance, results, prospects, or value;
•    STERIS’s ability to achieve the expected benefits regarding the accounting and tax treatments of the redomiciliation to Ireland (“Redomiciliation”);
•    operating costs, Customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, Customers, clients or suppliers) being greater than expected following the Redomiciliation;
•    STERIS’s ability to meet expectations regarding the accounting and tax treatment of the Tax Cuts and Jobs Act (“TCJA”) or the possibility that anticipated benefits resulting from the TCJA will be less than estimated;
•    changes in tax laws or interpretations that could increase our consolidated tax liabilities, including changes in tax laws that would result in STERIS being treated as a domestic corporation for United States federal tax purposes;
•    the potential for increased pressure on pricing or costs that leads to erosion of profit margins;
•    the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated;
•    the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation any of the same relating to FDA, EPA or other regulatory authorities, government investigations, the outcome of any pending or threatened FDA, EPA or other regulatory warning notices, actions, requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product or service introductions, affect the production, supply and/or marketing of existing products or services or otherwise affect STERIS’s or Cantel’s performance, results, prospects or value;
.

•    the potential of international unrest, economic downturn or effects of currencies, tax assessments, tariffs and/or other trade barriers, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs;
•    the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s or Cantel’s products and services;
•    the possibility of delays in receipt of orders, order cancellations, or delays in the manufacture or shipment of ordered products or in the provision of services;
•    the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS’s and Cantel’s businesses, industry or initiatives including, without limitation, those matters described in STERIS’s and Cantel’s respective Annual Reports on Form 10-K for the year ended March 31, 2020 and July 31, 2020, respectively, and other securities filings, may adversely impact STERIS’s and/or Cantel’s performance, results, prospects or value;
•    the impact on STERIS and its operations, or tax liabilities, of Brexit or the exit of other member countries from the EU, and STERIS’s ability to respond to such impacts;
•    the impact on STERIS, Cantel and their respective operations of any legislation, regulations or orders, including but not limited to any new trade or tax legislation, regulations or orders, that may be implemented by the U.S. administration or Congress, or of any responses thereto;
•    the possibility that anticipated financial results or benefits of recent acquisitions, including the acquisition of Key Surgical, or of STERIS’s restructuring efforts, or of recent divestitures, or of restructuring plans will not be realized or will be other than anticipated;
•    the effects of contractions in credit availability, as well as the ability of STERIS’s and Cantel’s Customers and suppliers to adequately access the credit markets when needed;
•    STERIS’s ability to complete the acquisition of Cantel, including the fulfillment of closing conditions and obtaining financing, on terms satisfactory to STERIS or at all; and
•    other risks described in STERIS’s and Cantel’s respective most recent Annual Reports on Form 10-K and other reports filed with the Securities and Exchange Commission.

Investors are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law. This cautionary statement is applicable to all forward-looking statements contained herein and in the referenced conference call.

.

STERIS plc
Consolidated Condensed Statements of Operations
(In thousands, except per share data)	Three Months Ended March 31,		Twelve Months Ended March 31,

	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
		(Recast)*		(Recast)*
Revenues	$873,531	$822,991	$3,107,519	$3,030,895
Cost of revenues	493,828	460,096	1,764,534	1,708,429
Total cost of revenues - restructuring	(115)	(191)	(115)	2,470
Total cost of revenues, net	493,713	459,905	1,764,419	1,710,899
Gross profit	379,818	363,086	1,343,100	1,319,996
Operating expenses:
Selling, general, and administrative	221,070	189,064	731,320	716,731
Research and development	17,514	17,225	66,326	65,546
Restructuring (credit) expenses	(3,024)	6	(2,914)	673
Total operating expenses	235,560	206,295	794,732	782,950
Income from operations	144,258	156,791	548,368	537,046
Non-operating expenses, net	8,555	9,753	30,835	38,292
Income tax expense	48,961	24,546	120,663	90,895
Net income	$86,742	$122,492	$396,870	$407,859
Less: Net (loss) income attributable to noncontrolling interests	(701)	(97)	(530)	200
Net income attributable to shareholders	$87,443	$122,589	$397,400	$407,659
Earnings per ordinary share (EPS) data:
Basic	$1.02	$1.44	$4.66	$4.81
Diluted	$1.02	$1.43	$4.63	$4.76
Cash dividends declared per share ordinary outstanding	$0.40	$0.37	$1.57	$1.45
Weighted average number of shares outstanding used in EPS computation:
Basic number of shares outstanding	85,352	84,891	85,203	84,778
Diluted number of shares outstanding	86,038	85,676	85,898	85,641

STERIS plc
Consolidated Condensed Balance Sheets
(in thousands)
	March 31,	March 31,
	2021	2020
	(Unaudited)	(Recast)*
Assets
Current assets:
Cash and cash equivalents	$220,531	$319,581
Accounts receivable, net	609,406	586,481
Inventories, net	315,067	263,544
Prepaid expenses and other current assets	66,750	54,430
Total current assets	1,211,754	1,224,036

Property, plant, and equipment, net	1,235,400	1,111,855
Lease right-of-use assets, net	150,142	131,837
Goodwill	3,026,049	2,356,085
Intangibles, net	898,406	565,473
Other assets	52,720	51,581
Total assets	$6,574,471	$5,440,867
Liabilities and equity
Current liabilities:
Accounts payable	$156,950	$149,341
Other current liabilities	420,970	354,266
Total current liabilities	577,920	503,607
Long-term indebtedness	1,650,540	1,150,521
Other liabilities	454,543	368,529
Total equity	3,891,468	3,418,210
Total liabilities and equity	$6,574,471	$5,440,867

*Certain amounts have been recast to reflect the change in inventory accounting method, as described in the last section of this exhibit titled, "LIFO Accounting Change".

STERIS plc
Segment Data

Financial information for each of the segments is presented in the following table. We disclose a measure of segment income that is consistent with the way management operates and views the business. The accounting policies for reportable segments are the same as those for the consolidated Company. Segment income is calculated as the segment’s gross profit less direct costs and indirect costs if the resources are dedicated to a single segment. Corporate costs include corporate and administrative functions, public company costs, legacy post-retirement benefits, and certain services and facilities related to distribution and research and development that are shared by multiple segments.

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
		(Recast)*		(Recast)*
Revenues:
Healthcare	$561,808	$546,572	$1,954,055	$1,986,809
Applied Sterilization Technologies	187,541	163,688	685,912	627,147
Life Sciences	124,182	112,731	467,552	416,939
Total revenues	$873,531	$822,991	$3,107,519	$3,030,895
Operating income (loss):
Healthcare	$122,708	$120,885	$427,089	$420,709
Applied Sterilization Technologies	88,232	72,028	310,648	270,917
Life Sciences	44,361	41,003	180,796	144,088
Corporate	(60,690)	(55,402)	(219,153)	(207,015)
Total operating income before adjustments	$194,611	$178,514	$699,380	$628,699
Less: Adjustments
Amortization of acquired intangible assets	$21,243	$18,268	$83,892	$71,675
Acquisition and integration related charges	21,650	2,640	35,634	8,225
Redomiciliation and tax restructuring costs	742	425	1,592	3,699
(Gain) on fair value adjustment of acquisition related contingent consideration	—	—	(500)	—
Net loss on divestiture of businesses	2,025	(783)	2,030	1,770
Amortization of inventory and property "step up" to fair value	2,499	609	5,600	2,392
COVID-19 incremental costs	5,333	749	25,793	749
Restructuring charges	(3,139)	(185)	(3,029)	3,143
Total operating income	$144,258	$156,791	$548,368	$537,046

*Certain amounts have been recast to reflect the change in inventory accounting method, as described in the last section of this exhibit titled, "LIFO Accounting Change".

STERIS plc
Consolidated Condensed Statements of Cash Flows
(in thousands)
	Twelve Months Ended March 31,
	2021	2020
	(Unaudited)	(Unaudited)
		(Recast)*
Operating activities:
Net income	$396,870	$407,859
Non-cash items	273,764	232,510
Changes in operating assets and liabilities	19,006	(49,810)
Net cash provided by operating activities	689,640	590,559
Investing activities:
Purchases of property, plant, equipment, and intangibles, net	(239,262)	(214,516)
Proceeds from the sale of property, plant, equipment, and intangibles	569	4,156
Proceeds from the sale of businesses	518	439
Purchase of investments	(4,400)	—
Acquisition of businesses, net of cash acquired	(909,192)	(109,814)
Other	(2,392)	—
Net cash used in investing activities	(1,154,159)	(319,735)
Financing activities:
Proceeds from the issuance of long- term obligations	550,000	—
Payments on long-term obligations	(35,000)	—
Payments under credit facilities, net	(30,461)	(26,500)
Deferred financing fees and debt issuance costs	(12,846)	(1,281)
Acquisition related deferred or contingent consideration	(2,395)	(626)
Repurchases of ordinary shares	(14,646)	(51,241)
Cash dividends paid to ordinary shareholders	(133,837)	(123,034)
Contributions from noncontrolling interest holders	2,258	6,050
Distributions to noncontrolling interest holders	(4,179)	(1,245)
Stock option and other equity transactions, net	26,726	34,731
Net cash provided by (used in) financing activities	345,620	(163,146)
Effect of exchange rate changes on cash and cash equivalents	19,849	(8,730)
(Decrease) increase in cash and cash equivalents	(99,050)	98,948
Cash and cash equivalents at beginning of period	319,581	220,633
Cash and cash equivalents at end of period	$220,531	$319,581

The following table presents a financial measure which is considered to be "non-GAAP financial measures" under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to pay cash dividends, fund growth outside of core operations, fund future debt principal repayments, and repurchase shares. STERIS's calculation of free cash flows may vary from other companies.

	Twelve Months Ended March 31,
	2021	2020
	(Unaudited)	(Unaudited)
		(Recast)*
Calculation of Free Cash Flow:
Cash flows from operating activities	689,640	$590,559
Purchases of property, plant, equipment, and intangibles, net	(239,262)	(214,516)
Proceeds from the sale of property, plant, equipment, and intangibles	569	4,156
Free Cash Flow	$450,947	$380,199

Twelve Months Ended
March 31,
Calculation of free cash flow for outlook:	2022
(Outlook)**
Cash flows from operating activities	$700,000
Purchases of property, plant, equipment, and intangibles, net	(320,000)
Free Cash Flow	$380,000
** All amounts are estimates.
*Certain amounts have been recast to reflect the change in inventory accounting method, as described in the last section of this exhibit titled, "LIFO Accounting Change".

STERIS plc
Non-GAAP Financial Measures
(in thousands, except per share data)

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

Management and the Board of Directors believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provides the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

To measure the percentage organic revenue growth, the Company removes the impact of acquisitions and divestitures that affect the comparability and trends in revenue. To measure the percentage constant currency organic revenue growth, the impact of changes in currency exchange rates and acquisitions and divestitures that affect the comparability and trends in revenue are removed. The impact of changes in currency exchange rates is calculated by translating current year results at prior year average currency exchange rates.

	Three months ended March 31, (unaudited)
	As reported, GAAP		Impact of Acquisitions	Impact of Divestitures	Impact of Foreign Currency Movements	GAAP Growth	Organic Growth	Constant Currency Organic Growth
	2021	2020	2021	2020	2021	2021	2021	2021
Segment revenues:
Healthcare	$561,808	$546,572	$32,114	$—	$5,950	2.8%	(3.1)%	(4.2)%
Applied Sterilization Technologies	187,541	163,688	1,280	—	5,969	14.6%	13.8%	10.1%
Life Sciences	124,182	112,731	—	—	3,028	10.2%	10.2%	7.5%
Total	$873,531	$822,991	$33,394	$—	$14,947	6.1%	2.1%	0.3%

	Twelve months ended March 31, (unaudited)
	As reported, GAAP		Impact of Acquisitions	Impact of Divestitures	Impact of Foreign Currency Movements	GAAP Growth	Organic Growth	Constant Currency Organic Growth
	2021	2020	2021	2020	2021	2021	2021	2021
Segment revenues:
Healthcare	$1,954,055	$1,986,809	$47,648	$—	$7,336	(1.6)%	(4.0)%	(4.4)%
Applied Sterilization Technologies	685,912	627,147	1,280	—	11,212	9.4%	9.2%	7.4%
Life Sciences	467,552	416,939	—	—	5,498	12.1%	12.1%	10.8%
Total	$3,107,519	$3,030,895	$48,928	$—	$24,046	2.5%	0.9%	0.1%

	Three months ended March 31, (unaudited) (recast)*
	Gross Profit		Income from Operations		Net Income attributable to shareholders		Diluted EPS
	2021	2020	2021	2020	2021	2020	2021	2020
GAAP	$379,818	$363,086	$144,258	$156,791	$87,443	$122,589	$1.02	$1.43
Adjustments:
Amortization of acquired intangible assets	40	331	21,243	18,268
Acquisition and integration related charges	390	283	21,650	2,640
Redomiciliation and tax restructuring costs	—	—	742	425
Net loss on divestiture of businesses	—	—	2,025	(783)
Amortization of inventory and property "step up" to fair value	2,500	608	2,499	609
COVID-19 incremental costs	4,125	475	5,333	749
Restructuring charges	(115)	(191)	(3,139)	(185)
Consideration received for pre-acquisition arrangement					(7)	—
Net impact of adjustments after tax**					52,887	17,178
Net EPS impact							0.61	0.20
Adjusted	$386,758	$364,592	$194,611	$178,514	$140,323	$139,767	$1.63	$1.63
** The tax expense includes both the current and deferred income tax impact of the adjustments as well as settlement of I.R.S adjustments associated with prior fiscal years.

*Certain amounts have been recast to reflect the change in inventory accounting method, as described in the last section of this exhibit titled, "LIFO Accounting Change".

STERIS plc
Non-GAAP Financial Measures (Continued)
(in thousands, except per share data)

	Twelve months ended March 31, (unaudited) (recast)*
	Gross Profit		Income from Operations		Net Income attributable to shareholders		Diluted EPS
	2021	2020	2021	2020	2021	2020	2021	2020
GAAP	$1,343,100	$1,319,996	$548,368	$537,046	$397,400	$407,659	$4.63	$4.76
Adjustments:
Amortization of acquired intangible assets	11,099	1,566	83,892	71,675
Acquisition and integration related charges	702	1,583	35,634	8,225
Redomiciliation and tax restructuring costs	—	—	1,592	3,699
(Gain) on fair value adjustment of acquisition related contingent consideration	—	—	(500)	—
Net loss on divestiture of businesses	—	—	2,030	1,770
Amortization of inventory and property "step up" to fair value	5,596	2,499	5,600	2,392
COVID-19 incremental costs	20,460	475	25,793	749
Restructuring charges	(115)	2,470	(3,029)	3,143
Consideration received for pre-acquisition arrangement					(833)	—
Net impact of adjustments after tax**					133,583	75,019
Net EPS impact							1.54	0.88
Adjusted	$1,380,842	$1,328,589	$699,380	$628,699	$530,150	$482,678	$6.17	$5.64
** The tax expense includes both the current and deferred income tax impact of the adjustments as well as settlement of I.R.S adjustments associated with prior fiscal years.

FY 2022 Outlook	Twelve Months
Ended March 31, 2022
(Outlook)***
Net income per diluted share	$4.18 - $4.43
Amortization of acquired intangible assets	1.54
Acquisition and integration related charges	1.66
Amortization of inventory and property "step up" to fair value	0.02
Adjusted net income per diluted share	$7.40 - $7.65

*** All amounts are estimates.

*Certain amounts have been recast to reflect the change in inventory accounting method, as described in the last section of this exhibit titled, "LIFO Accounting Change".

STERIS plc
Unaudited Supplemental Financial Data
Fourth Quarter Fiscal 2021
For the Periods Ending March 31, 2021 and 2020
	FY 2021	FY 2020	FY 2021	FY 2020
	Q4	Q4	YTD	YTD
Total Company Revenues		(Recast)*		(Recast)*
Consumables	$206,299	$177,020	$725,951	$672,329
Service	445,917	429,399	1,663,979	1,628,107
Total Recurring	$652,216	$606,419	$2,389,930	$2,300,436
Capital Equipment	$221,315	$216,572	$717,589	$730,459
Total Revenues	$873,531	$822,991	$3,107,519	$3,030,895
Ireland Revenues	$20,126	$17,416	$71,905	$63,821
Ireland Revenues as a % of Total	2.3%	2.1%	2.3%	2.1%
United States Revenues	$613,484	$599,967	$2,227,038	$2,211,722
United States Revenues as a % of Total	70.2%	72.9%	71.7%	73.0%
International Revenues	$239,921	$205,608	$808,576	$755,352
International Revenues as a % of Total	27.5%	25.0%	26.0%	24.9%

Segment Data	FY 2021	FY 2020	FY 2021	FY 2020
	Q4	Q4	YTD	YTD
Healthcare		(Recast)*		(Recast)*
Revenues
Consumables	$155,556	$124,055	$510,946	$486,425
Service	224,998	233,699	854,245	882,672
Total Recurring	$380,554	$357,754	$1,365,191	$1,369,097
Capital Equipment	181,254	188,818	588,864	617,712
Total Healthcare Revenues	$561,808	$546,572	$1,954,055	$1,986,809
Segment Operating Income	$122,708	$120,885	$427,089	$420,709

Applied Sterilization Technologies
Revenues
Total Applied Sterilization Technologies Revenues	$187,541	$163,688	$685,912	$627,147
Segment Operating Income	$88,232	$72,028	$310,648	$270,917

Life Sciences
Revenues
Consumables	$50,743	$52,965	$215,005	$185,904
Service	33,747	32,012	124,191	118,288
Total Recurring	$84,490	$84,977	$339,196	$304,192
Capital Equipment	39,692	27,754	128,356	112,747
Total Life Sciences Revenues	$124,182	$112,731	$467,552	$416,939
Segment Operating Income	$44,361	$41,003	$180,796	$144,088

Corporate
Operating loss	$(60,690)	$(55,402)	$(219,153)	$(207,015)

Other Data	FY 2021	FY 2020	FY 2021	FY 2020
	Q4	Q4	YTD	YTD
		(Recast)*		(Recast)*
Healthcare Backlog	$206,300	$170,101
Life Sciences Backlog	79,866	72,390
Total Backlog	$286,166	$242,491

GAAP Income Tax Rate	36.1%	16.7%	23.3%	18.2%
Adjusted Income Tax Rate	25.0%	17.2%	20.7%	18.2%

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company's most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.

*Certain amounts have been recast to reflect the change in inventory accounting method, as described in the last section of this exhibit titled, "LIFO Accounting Change".

STERIS plc
LIFO Accounting Change
(In thousands, except per share data)

In the fourth quarter of fiscal 2021, we voluntarily changed our method of inventory costing for certain of our inventories from the last in first out ("LIFO") method to the first in first out ("FIFO") method. We believe that the FIFO method of inventory accounting for inventory valuation is preferable to the LIFO method because it improves comparability to our peers, more closely resembles the physical flow of our inventory and aligns with how we manage the business. The effects of the change in accounting principle from LIFO to FIFO have been retrospectively applied to all periods presented in the tables below.

GAAP Results (recast) - Quarters Ended	March 31,	December 31,	September 30,	June 30,
Fiscal 2021 (unaudited)
Cost of revenues	$493,713	$463,063	$426,095	$381,548
Gross profit	379,818	345,861	330,037	287,384
Income from operations	144,258	147,030	141,263	115,817
Net income attributable to shareholders	87,443	114,501	105,858	89,598

Net income per share attributable to shareholders:
Basic	$1.02	$1.34	$1.24	1.05
Diluted	$1.02	$1.33	$1.23	1.05

Fiscal 2020 (unaudited)
Cost of revenues	$459,905	$442,908	$418,173	$389,913
Gross profit	363,086	331,353	318,667	306,890
Income from operations	156,791	142,387	126,733	111,135
Net income attributable to shareholders	122,589	104,930	94,769	85,371

Net income per share attributable to shareholders:
Basic	$1.44	$1.24	$1.12	$1.01
Diluted	$1.43	$1.23	$1.11	$1.00

Adjusted Results (recast) - Quarters Ended	March 31,	December 31,	September 30,	June 30,
Fiscal 2021 (unaudited)
Cost of revenues	$486,773	$451,581	$416,147	$372,176
Gross profit	386,758	357,343	339,985	296,756
Income from operations	194,611	190,638	169,909	144,222
Net income attributable to shareholders	140,323	149,232	127,344	113,251

Net income per share attributable to shareholders:
Basic	$1.64	$1.75	$1.50	1.33
Diluted	$1.63	$1.73	$1.48	1.32

Fiscal 2020 (unaudited)
Cost of revenues	$458,399	$440,638	$415,699	$387,570
Gross profit	364,592	333,623	321,141	309,233
Income from operations	178,514	163,166	149,780	137,239
Net income attributable to shareholders	139,767	123,989	113,132	105,790

Net income per share attributable to shareholders:
Basic	$1.65	$1.46	$1.33	$1.25
Diluted	$1.63	$1.45	$1.32	$1.24